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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-68337) of ZymeTx, Inc. and in the related Prospectus of our report dated July 30, 1999, except for Note 9, as to which the date is October 7, 1999, with respect to the consolidated financial statements of ZymeTx, Inc. included in this Annual Report (Form 10-KSB) for the year ended June 30, 1999.



                                                  ERNST & YOUNG LLP

Oklahoma City, Oklahoma
October 7, 1999